   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1995

                                             REGISTRATION NO. 33-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               WITCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                      ONE AMERICAN LANE                       13-1870000
(STATE OR OTHER JURISDICTION OF    GREENWICH, CONNECTICUT 06831     (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)            (203) 552-2000

                (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------
                             DUSTAN E. MCCOY, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               ONE AMERICAN LANE
                          GREENWICH, CONNECTICUT 06831
                                 (203) 552-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                             DAVID G. ORMSBY, ESQ.
                            CRAVATH, SWAINE & MOORE
                       WORLDWIDE PLAZA, 825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM      AGGREGATE        AMOUNT OF
       SECURITIES            AMOUNT TO BE      OFFERING PRICE        OFFERING       REGISTRATION
   TO BE REGISTERED(1)     REGISTERED(2)(3)    PER UNIT(3)(4)      PRICE(4)(5)          FEE
------------------------------------------------------------------------------------------------
Debt Securities,
  Preferred Stock and
  Common Stock...........         --                 --            $500,000,000       $100,000
------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(2) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. In no event will the aggregate initial offering price of Debt Securities, Preferred Stock and Common Stock issued under this Registration Statement exceed $500,000,000.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 1995

PROSPECTUS

                               WITCO CORPORATION
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                            ------------------------
     Witco Corporation (the 'Company')  intends to issue from  time to time  its
(a) unsecured debt securities, which may either be senior (the 'Senior Debt Securities') or subordinated (the 'Subordinated Debt Securities'; the Senior Debt Securities and the Subordinated Debt Securities being herein referred to collectively as the 'Debt Securities'), (b) shares of preferred stock, without par value (the 'Preferred Stock'), and (c) shares of common stock, par value $5.00 per share (the 'Common Stock'), having an aggregate initial public offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock and Common Stock offered hereby (collectively, the 'Offered Securities') may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a 'Prospectus Supplement').

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (a) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, ranking, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Company or repayment at the option of the holder or for sinking fund payments, the designation of the Trustee acting under the applicable Indenture and the initial public offering price, (b) in the case of Preferred Stock, the specific title, number of shares or fractional interests therein, and the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price, (c) in the case of Common Stock, the number of shares and the initial public offering price and (d) in the case of all Offered Securities, whether such Offered Security will be offered separately or as a unit with other Offered Securities, will be set forth in the accompanying Prospectus Supplement.

     The Company's Common Stock is listed on the New York Stock Exchange and the Frankfurt Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchanges.

     The Prospectus Supplement will also contain information, where applicable, concerning certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

     The Offered Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. If any agents of the Company, or any underwriters or dealers are involved in the sale of any Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees or commissions and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement. See 'Plan of Distribution'.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                            ------------------------
THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS  THE
      SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
        COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS. ANY REPRESENTATION         TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                            ------------------------
               THE DATE OF THIS PROSPECTUS IS DECEMBER   , 1995.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the 'Securities Act') with respect to the securities offered hereby. For further information with respect to the Company and the Offered Securities, reference is made to such Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b) the Company's Quarterly Reports on Form 10-Q for the Quarters ended March 31, 1995, June 30, 1995, and September 30, 1995;

          (c) the Company's Current Reports on (i) Form 8-K dated as of September 25, 1995, October 31, 1995, and December 20, 1995, respectively, and (ii) Form 8-K/A dated as of December 20, 1995; and

          (d) the Company's Report on Form 8-A dated as of March 3, 1995.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. COPIES OF THE INDENTURES SUMMARIZED BELOW ARE ALSO AVAILABLE UPON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, WITCO CORPORATION, ONE AMERICAN LANE, GREENWICH, CONNECTICUT 06831 (TELEPHONE:
(203) 552-2000).

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT DELIVERED HEREWITH AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION

OF AN OFFER TO BUY ANY OFFERED SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  THE COMPANY

     Witco is a global manufacturer and marketer of specialty chemical and petroleum products for use in a wide variety of industrial and consumer applications. Most of the Company's products are sold to industrial customers for use as additives and intermediates which impart particular characteristics to such customers' end products. Established in 1920, Witco has ranked among the Fortune 500 largest U.S. industrial firms for many years, ranking 493 for 1994. At December 31, 1994, the Company had 7,955 employees worldwide.

     In 1992 the Company completed the acquisition of the Industrial Chemicals and Natural Substances divisions of Schering AG. As a result of this acquisition, the Company's international presence expanded with the addition of a large chemical manufacturing base in Germany and operations in Spain, the United Kingdom, France, Italy, and Ecuador.

     In September 1995, Witco announced its intention to divest its Lubricants Group, which consists of its private branded motor oils and greases and its Golden Bear naphthenics process oils and road service materials operations. Results of its Lubricants Group are currently reported as a discontinued operation.

     On October 19, 1995, Witco completed the acquisition of OSi Specialties Holding Company, subsidiaries of which are engaged in the manufacture of silicone surfactants, amine catalysts, organofunctional silanes and specialty fluids and operate manufacturing facilities in West Virginia, Europe, South America and Asia.

     Witco is a Delaware corporation with its principal executive offices located at One American Lane, Greenwich, Connecticut 06831 (Telephone: (203) 552-2000).

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used to replace all or part of the Company's short-term bank loans with long-term financing in the public markets. Additionally, net proceeds will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock and debt repurchases, repayment of indebtedness and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for each of the Company's fiscal years 1994, 1993, 1992, 1991 and 1990 and the nine-month period ended September 30, 1995:

 NINE MONTHS
    ENDED              FISCAL YEAR ENDED DECEMBER 31,
SEPTEMBER 30,     ----------------------------------------
    1995          1994     1993     1992     1991     1990
-------------     ----     ----     ----     ----     ----
     6.24         4.82     2.00     3.75     4.33     5.12

     For purposes of computing the ratios of earnings to fixed charges, earnings consist of consolidated pre-tax earnings from continuing operations, amortization of capitalized interest, interest expense, rental expense factor and minority interest less undistributed income of unconsolidated affiliates. Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities are to be issued under an Indenture, dated as of February 1, 1993 (the 'Senior Indenture'), between the Company and The Chase Manhattan Bank, N.A., as trustee, pursuant to which the Company has issued an aggregate of $275,000,000 senior debt securities. The Subordinated Debt Securities are to be issued under an Indenture (the 'Subordinated Indenture'), between the Company and a commercial bank to be selected as trustee. Copies of the Senior Indenture and the Subordinated Indenture have been filed with the Commission as exhibits to the Registration Statement. The Senior Indenture and the Subordinated Indenture are sometimes herein referred to collectively as the 'Indentures'. The Chase Manhattan Bank, N.A., is hereinafter referred to as the 'Senior Trustee' when referring to it in its capacity as trustee under the Senior Indenture. The commercial bank to be selected as trustee under the Subordinated Indenture is hereinafter referred to as the 'Subordinated Trustee', and the term 'Trustee' as used herein refers to either of the Senior Trustee and the Subordinated Trustee, or both, as applicable. The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Indenture applicable to a particular series of Debt Securities (the 'Applicable Indenture'), including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Applicable Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Articles and Section references used herein are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto by the Applicable Indenture.

     The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement (the 'Offered Debt Securities') will be described in the Prospectus Supplement relating to such Offered Debt Securities (the 'Applicable Prospectus Supplement').

GENERAL

     The Indentures do not limit the amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured obligations of the Company. The Indentures do not contain any provisions limiting the Company's ability to incur unsecured indebtedness, including in a highly leveraged transaction. The Indentures do not contain any provisions that would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring, except insofar as the limitations on mortgages and sale and leaseback transactions described below would restrict certain types of such transactions.

     The Applicable Prospectus Supplement will describe the following terms of the Offered Debt Securities: (a) the title of the Offered Debt Securities; (b) whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (c) any limit on the aggregate principal amount of the Offered Debt Securities; (d) the Person to whom any interest on the Offered Debt Securities is payable if other than the Person in whose name any such Offered Debt Securities are registered; (e) the date or dates on which the principal of the Offered Debt Securities will mature; (f) the rate or rates per annum (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue; (g) the dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (h) the place or places where the principal of and any premium and interest on the Offered Debt Securities shall be payable; (i) any mandatory or optional sinking funds or analogous provisions; (j) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision; (k) the obligation of the Company, if any, to redeem or repurchase the Offered Debt Securities at the option of the Holder; (l) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable; (m) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities that will be payable upon the declaration of acceleration of the Maturity thereof; (n) the currency of payment of principal of and any premium and interest on the Offered Debt Securities and, if other than United States currency, the manner of determining the equivalent thereof in United States currency for any purpose; (o) any index used to determine the amount of payment of principal of, and any premium and interest on, the Offered Debt Securities; (p) if the Offered Debt Securities will be issuable only in the form of a Global Security, the Depositary or its nominee with respect to the Offered Debt Securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a Person other than the Depositary or its nominee; (q) the applicability, if any, of the provisions described below under the heading 'Defeasance and Covenant Defeasance'; (r) whether the Debt Securities are convertible into any other securities and the terms and conditions of such convertibility; (s) any additional Event of Default, and in the case of any Offered Debt Securities that are Subordinated Debt Securities, any additional Event of Default that would result in the acceleration of the Maturity thereof and (t) any other terms of the Offered Debt Securities (Section 301).

     Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency of the Company in each Place of Payment maintained by the Company and at any other office or agency maintained by the Company for such purpose, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears on the register for the Debt Securities (Sections 301, 305, 307 and 1002).

     The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof (Section 302). No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith (Section 305).

     All money paid by the Company to the Trustee or any Paying Agent for the payment of principal of, and any premium and interest on, any Debt Security which remains unclaimed for two years after such principal, premium or interest shall have become due and payable, may be repaid to the Company and thereafter, the Holder of such Debt Security shall look only to the Company for payment thereof (Section 1003).

     Both Senior Debt Securities and Subordinated Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. 'Original Issue Discount Security' means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof (Section 101).

     The Applicable Prospectus Supplement will also describe any material United States Federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus Supplement relates, including those applicable to (a) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (b) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (c) Original Issue Discount Securities and (d) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Applicable Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) (Section
1301). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities (Section 1302). In the event of the acceleration of the Maturity of any Subordinated Debt Securities of any

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
series, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the Subordinated Debt Securities of such series or on account of the purchase or other acquisition of Subordinated Debt Securities of such series (Section 1303). Accordingly, in case of such an acceleration, all Senior Indebtedness would have to be repaid before any payment could be made in respect of the Subordinated Debt Securities. No payments on account of principal, premium, if any, or interest in respect of the Subordinated Debt Securities or on account of the purchase or other acquisition of Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an Event of Default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, of if any judicial proceeding shall be pending with respect to any such default (Section 1304).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Subordinated Debt Securities.

     'Senior Indebtedness' is defined in the Subordinated Indenture to mean the principal of, and premium, if any, and interest on (a) all indebtedness of the Company for money borrowed, other than the Subordinated Debt Securities, and any other indebtedness of the Company represented by a note, bond, debenture or other similar evidence of indebtedness (including indebtedness of others guaranteed by the Company), in each case whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities. For the purposes of this definition, 'indebtedness for money borrowed' is defined as (a) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (b) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or a similar instrument and (c) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, in the case of each of
(a), (b) and (c) whether such indebtedness or obligation is outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed (Section 101).

     The Subordinated Indenture will not limit the amount of other indebtedness, including Senior Indebtedness, that may be issued by the Company or any of its Subsidiaries.

EVENTS OF DEFAULT

     The Senior Indenture (with respect to any series of Senior Debt Securities then Outstanding) and, unless otherwise provided in the Applicable Prospectus Supplement, the Subordinated Indenture (with respect to any series of Subordinated Debt Securities then Outstanding), define an Event of Default as any one of the following events: (a) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of  such default  for  a period  of  30 days  (in  the case  of  the
Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (b) default in the payment of the principal of, or premium, if any, on any Debt Security of that series at its Maturity (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (c) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of that series (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (d) default in the performance, or breach, of any other covenant of the Company in the Applicable Indenture (other than covenants or warranties included in the Applicable Indenture solely for the benefit of a series of Debt Securities thereunder other than that series) and continuance of such default for a period of 60 days

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
after either the Trustee or the Holders of at least 10% of the principal amount of the Outstanding Debt Securities of that series have given written notice specifying such failure as provided in the Applicable Indenture; (e) certain events in bankruptcy, insolvency or reorganization of the Company; (f) a default under any evidence of indebtedness for money borrowed by the Company with a principal amount in excess of $10,000,000, which default results in such indebtedness becoming due and payable prior to the date it would otherwise have become due and payable without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 10 days after written notice has been given to the Company by the Trustee or by the Holders of at least 10% of the principal amount of the Outstanding Debt Securities of that series and (g) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If an Event of Default occurs with respect to Debt Securities of any series, the Trustee shall give the Holders of Debt Securities of such series notice of such default; provided, however, that in the case of a default described in (d) above, no such notice to Holders shall be given until at least 30 days after the occurrence thereof (Section 602).

     If an Event of Default with respect to the Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately. Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company. The Trustee and the Holders will not be entitled to accelerate the maturity of the Subordinated Debt Securities upon the occurrence of any of the Events of Default described above except for those described in subparagraph (e) above (i.e., certain events in bankruptcy, insolvency or reorganization of the Company). Accordingly, there is no right of acceleration in the case of a default in the performance of any other covenant with respect to the Subordinated Debt Securities, including the payment of interest or principal. Under certain circumstances any declaration of acceleration with respect to Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of or interest on the Debt Securities) may be waived by the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding (Section
502).

     The Indentures provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series (Section 512).

     No Holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Applicable Indenture or for any remedy thereunder, unless: (a) such Holder previously has given to the Trustee under the Applicable Indenture written notice of a continuing Event of Default with respect to Debt Securities of that series; (b) the Holders of at least 25% of the aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; (c) in the 60-day period following receipt of a written notice from a Holder, the Trustee has not received from the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and (d) the Trustee shall have failed to institute such proceeding within such 60-day period (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on such Debt Security on or after the respective due dates expressed in such Debt Security (Section 508).

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligation under the Indenture and as to any default in such performance.

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
     Any payment default on any Debt Security, regardless of amount, where the aggregate principal amount of the series of such Debt Security exceeds $10 million, or any other default that causes acceleration of any such Debt Security, would give rise to a cross-default under the Company's $675 million Credit Agreement dated as of October 18, 1995, among the Company, the lenders set forth therein and Morgan Guaranty Trust Company of New York, as agent.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide that, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Applicable Indenture (which will be indicated in the Applicable Prospectus Supplement), the Company may elect either (a) to defease and be discharged from any and all obligations in respect of such Debt Securities then outstanding (including, in the case of Subordinated Debt Securities, the provisions described above under the heading 'Subordination of Subordinated Debt Securities' and except for certain obligations to register the transfer of or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust) or (b) to be released from its obligations with respect to such Debt Securities concerning the subordination provisions described above under the heading 'Subordination of Subordinated Debt Securities' and any other covenants set forth under 'Limitation on Mortgages', 'Limitation on Sale and Leaseback Transactions', 'Consolidation, Merger and Sale of Assets' and the occurrence of an event described under clauses (c), (e) and
(g) under the heading 'Events of Default' or under clause (d) under the heading 'Events of Default' with respect to any defeased covenant shall no longer be an Event of Default, in the case of either (a) or (b) above if the Company deposits, in trust, with the Trustee, money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of and premium, if any, and interest on such Debt Securities on the dates such payments are due (which may include one or more redemption dates designated by the Company) and any mandatory sinking fund or analogous payments thereon in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (A) no Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under the Applicable Indenture shall have occurred and be continuing on the date of such deposit, or with regard to any Event of Default or any event described under clause (f) under the heading 'Event of Default' shall have occurred and be continuing at any time during the period ending on the 123rd day following such date of deposit, (B) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company and (C) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred.

     In the event the Company fails to comply with its remaining obligations with respect to such Debt Securities under the Applicable Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the subsequent occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments (See Article Thirteen and Article Fourteen of the Senior Indenture and the Subordinated Indenture, respectively).

MODIFICATION AND WAIVER

     Modifications and amendments of the Applicable Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Outstanding Debt Securities of all series issued under the Applicable Indenture and affected by the modification or amendments (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities affected thereby (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any Debt Security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof); (c) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on any Debt Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); (e) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities or (f) reduce the percentage of the principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 902).

     The Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, agree to waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture, including the provisions described under 'Limitation on Mortgages' and 'Limitation on Sale and Leaseback' below (Section 1011). The Holders of a majority of the aggregate principal amount of the Senior Debt Securities or the Subordinated Debt Securities may, on behalf of all Holders of the Senior Debt Securities or the Subordinated Debt Securities, respectively, waive any past default under the Applicable Indenture, except a default in the payment of principal, premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series (Section 513).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 101).

CERTAIN COVENANTS OF THE CORPORATION

     Limitation on Mortgages. The Company may not create or assume and may not permit any Subsidiary other than a Foreign Subsidiary (as defined below) to create or assume any Mortgage (as defined below) of or upon any of its or their assets, real or personal, or of or upon any income of profits therefrom, without making effective provision whereby the Debt Securities shall be secured by such Mortgage equally and ratably with any and all other obligations and Indebtedness thereby secured, so long as any such other obligations and Indebtedness shall be so secured; provided that the foregoing covenant shall not apply to any of the following: (a) the creation of any Mortgage on any after-acquired property, contemporaneously with the acquisition thereof or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or the assumption by the Company or any Subsidiary of any Mortgage upon any after-acquired property existing at the time such property is acquired, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed shall not exceed the cost to the Company or Subsidiary, as the case may be, of the property covered by such Mortgage (including, in the case of the assumption of such Mortgage, the amount of the Indebtedness secured thereby), or the fair value (as determined by the Company's Board of Directors (the 'Board of Directors')) of such property at the time the Mortgage is created or assumed, whichever shall be less; (b) any Mortgage on any property acquired by the Company or any Subsidiary existing at the time of such acquisition and any Mortgage executed by any corporation acquired by the Company or any Subsidiary and exclusively securing any Indebtedness existing at the time of such acquisition, and, in each case, not assumed by the Company or any Subsidiary; (c) any Mortgage executed by any Subsidiary and exclusively securing any Indebtedness incurred by such Subsidiary to the Company or to one or more other Subsidiaries; (d) the creation of one or more Mortgages for the sole purpose of renewing or refunding in whole or in part one or more of the Mortgages referred to in clauses (a), (b) or (c) above or one or more of the Mortgages existing at the date of execution of the Applicable Indenture on any assets of the Company or a Subsidiary; provided that the aggregate amount of Indebtedness secured by any such renewal or refunding Mortgage shall not exceed the aggregate amount of Indebtedness secured by the Mortgage or Mortgages being

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
renewed or refunded at the time of such renewal or refunding and that such renewal or refunding Mortgage shall and improvements thereon be limited to (i) all or any part of the same property (and improvements thereon) which secured the Mortgage renewed or refunded or (ii) in the case of a simultaneous renewal or refunding of one or more Mortgages on contiguous property (and improvements thereon), all or any part of the same contiguous property which secured the Mortgaged renewed or refunded; and provided further that in the case of any renewal or refunding of a Mortgage of the type referred to in subsection (c) above or this subsection (d), neither the Company nor any Subsidiary (other than the Subsidiary whose property is subject thereto) shall assume any Indebtedness secured by such renewal or refunding Mortgage; (e) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; (f) liens in favor of the United States of America, or any State or subdivision thereof, or any other county or subdivision thereof where the Company or any Subsidiary may transact any of its business, or any governmental agency, to the extent required in the ordinary course of business; (g) liens for taxes or assessments or governmental charges or levies, if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings; (h) pledges or deposits to secure payment of worker's compensation or insurance premiums, or in connection with tenders, bids or contracts (other than contracts for the payment of money) or leases, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States of America or any State or any agency of the United States or any such State, and pledges or deposits for purposes similar to any of the above in the ordinary course of business and (i) liens created by or resulting from any litigation or legal or administrative proceeding which at the time is currently being contested in good faith by appropriate proceedings; leases made or existing on property acquired in the ordinary course of business and landlords, liens on property held under lease (Section 1008).

     Notwithstanding the foregoing limitation on Mortgages, the Company or any Subsidiary may grant easements for ingress and egress over property owned by the Company or such Subsidiary in favor of the United States or any state (or any instrumentality of either) as is necessary to permit the attachment or removal of any equipment or other property designed primarily for the purpose of pollution control and with respect to which the Company or any Subsidiary may have granted a lien or transferred title to such government or governmental agency pursuant to any exception to the limitation on Mortgages or the limitation on sale and leaseback described below in connection with the financing of such anti-pollution equipment or other property; provided that any such Mortgage on such anti-pollution equipment or property does not apply to any other property owned by the Company or any Subsidiary and any such transfer of title to such anti-pollution equipment or property does not include transfer of title to any other property theretofore owned by the Company or any Subsidiary (Section 1008).

     The sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money for such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment shall not be deemed to create any Mortgage upon the assets of the Company or any Subsidiary (Section 1008). The foregoing limitation on Mortgages is subject to the provision for 'Exempted Indebtedness' described below (Section 1008).

     Limitation on Sale and Leaseback Transactions. The Company may not, nor may it permit any Subsidiary to enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any Principal Property (except for temporary leases of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person unless either (a) the Company or such Subsidiary would be permitted under the covenant described above under 'Limitation on Mortgages' to incur Indebtedness secured by a Mortgage on the property to be leased equal in amount to the Attributable Debt (as defined below) with respect to such sale and leaseback transaction without equally and ratably securing the Debt Securities or (b) the Company shall apply an amount at least equal to the net proceeds of such sale or transfer or the fair value as determined by the Board of Directors of such property, whichever is greater, to the redemption or retirement, within 120 days of the effective date of any such arrangement of Indebtedness of the Company which is not subordinate or junior in right of payment to the Debt Securities; provided, however, that in lieu of applying all or any part of such amount to such redemption or retirement of such Indebtedness, the Company may, within 75 days after such sale voluntarily retire Indebtedness, excluding redemption and retirement of Indebtedness pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity, and thereby reduce the amount of cash which the Company shall be required to apply to the redemption or retirement of Indebtedness under this Section by an amount equal to the aggregate of the principal amount of the Indebtedness, as the case may be, so redeemed or retired.

     The foregoing limitations on sale and leaseback transactions are subject to the provision for 'Exempted Indebtedness' described below (Section 1009).

     Exempted Indebtedness. Notwithstanding the provisions of the Indentures which provide for limitations on Mortgages and on sale and leaseback transactions, the Company and its Subsidiaries may incur Indebtedness secured by Mortgages without securing the Debt Securities or may enter into sale and leaseback transactions without redeeming or retiring other Indebtedness, or there may be a combination of such transactions, if the sum of (a) the aggregate amount of such otherwise prohibited Indebtedness then outstanding and (b) Attributable Debt relating to otherwise prohibited sale and leaseback transactions under then existing leases would not exceed 10% of Consolidated Net Tangible Assets (as defined below) (Section 1010).

     Leveraged Transactions. Except for the limitations on mortgages and sale and leaseback transactions referred to above and on consolidations, mergers or transfers of the Company's assets substantially as an entirety referred to below, the Indentures and the terms of the Debt Securities do not contain any covenants or other provisions designed to afford holders of any Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Applicability of Covenants to the Subordinated Securities. Any series of Subordinated Securities may provide that either or both of the covenants described above shall not be applicable to the Securities of such series (Section 301).

     Certain Definitions. Certain terms are  defined in the Indentures  (Section
101) and are used in this Prospectus as follows:

          'Attributable Debt' means, as to any particular lease relating to a sale and lease back transaction of a Principal Property under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the interest rate from time to time being used by the Company to determine its liability in respect of capitalized leases) required to be paid by such Person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first day upon which it may be so terminated.

          'Consolidated Net Tangible Assets' means total consolidated assets of the Company and its Subsidiaries, less the following: (a) current liabilities of the Company and its Subsidiaries; (b) all depreciation and valuation reserves and all other reserves (except (i) reserves for contingencies which have not been allocated to any particular purpose and
     (ii) deferred credits, including deferred federal and foreign income taxes and deferred investment tax credits) of the Company and its Subsidiaries;
     (c) the net book amount of all intangible assets of the Company and its Subsidiaries, including, but without limitation, the unamortized portions of such items as goodwill, trademarks, trade names, patents and debt discount and expense less debt premium and (d) appropriate adjustments on account of minority interests of other Persons holding stock in Subsidiaries.

          'Foreign Subsidiary' means any Subsidiary substantially all of the operating assets of which are located, and substantially all of the business for which is carried on outside the United States of America and its territories and possessions, and includes any Subsidiary formed under the laws of

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
     any State of the United States of America which is primarily engaged in financing the operations of the Company or its Subsidiaries, or both, outside the United States of America and its territories and possessions.

          'Indebtedness' means all items of indebtedness or liability (except capital and surplus) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed and guarantees, endorsements (other than for purposes of collection) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, unless the amount thereof is included in indebtedness under the preceding clauses.

          'Mortgage' means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          'Principal Property' means any manufacturing facility located within the United States of America owned or leased by the Company or any Subsidiary except any such manufacturing facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

          'Subsidiary' means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, 'voting stock' means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company (such transaction being herein referred to as a 'Merger Transaction') unless: (a) in case the Company shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such Merger Transaction shall be a corporation, partnership or trust validly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by supplemental indenture, the payment of the principal of and any premium and interest on all the Debt Securities and the performance of every covenant of the Indentures; (b) immediately after giving effect to any such Merger Transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such Merger Transaction as having been incurred by the Company or such Subsidiary at the time of such Merger Transaction, no Event of Default shall have happened and be continuing; (c) if, as a result of any Merger Transaction, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indentures, the Company or such successor Person shall take such steps as shall be necessary to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such Merger Transaction and any required supplemental indenture comply with all the provisions of this covenant (Section Eight).

CONVERSION RIGHTS

     The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or any other security, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, provisions for adjustment of the conversion price or the exchange ratio

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
and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities, will be set forth in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

     The Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the 'Depositary') identified in the Applicable Prospectus Supplement relating to such Debt Securities. Unless and until it is exchangeable in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Section 305).

     The specific terms of the depositary arrangement, if any, with respect to a series of Debt Securities will be described in the Applicable Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Global Security will be limited to persons who have accounts with the Depositary for such Global Security or its nominee ('Participants') or persons who may hold interests through Participants. Such accounts shall be designated by the underwriters or agents with respect to the Debt Securities underwritten or solicited by them or by the Company in the case of Debt Securities offered and sold directly by the Company. The Company will obtain confirmation from the Depositary that upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Debt Securities represented by such Global Security. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through records maintained by the Depositary (with respect to interests of Participants), and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Applicable Indenture. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Applicable Indenture. The Company understands that under existing industry practices, in the event the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give or take any action which a Holder is entitled to give or take under the Applicable Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize beneficial owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of, and premium and interest, if any, on, Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company will obtain confirmation from the Depositary that upon receipt of any payment of principal of, or premium or interest on, a Global Security, the Depositary will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. Payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in 'street name'.

     If the Depositary for any Debt Securities represented by a Global Security notifies the Company that it is unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within ninety days after receiving such notice or becoming aware that the Depositary is no longer so registered or if an Event of Default, or an event which with notice, or lapse of time or both would be an event of default has occurred and is continuing, the Company will issue such Debt Securities in definitive form upon registration or transfer of, or in exchange for, such Global Security. In addition, the Company may, at any time, and in its sole discretion, determine not to have the Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305).

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized stock of the Company consists of 100,000,000 shares of Common Stock, par value $5.00 per share, 14,386 shares of $2.65 Cumulative Convertible Preferred Stock, par value $1.00 per share, and 8,300,000 shares of Series Preferred Stock, without par value (the 'Series Preferred Stock'). On November 30, 1995, there were 56,433,979 shares of Common Stock and 6,880 shares of $2.65 Cumulative Convertible Preferred Stock outstanding. 300,000 shares of Series A Participating Cumulative Preferred Stock, without par value, have been authorized for issuance upon exercise of rights issued pursuant to the Rights Agreement described below under the heading 'Stockholder Rights Plan'. An aggregate of 115,636 shares of Common Stock are reserved for issuance upon conversion of the Company's $2.65 Cumulative Convertible Preferred Stock and issuance under the Company's various stock and compensation incentive plans.

     The following statements with respect to the capital stock of the Company are subject to the detailed provisions of the Company's Restated Certificate of Incorporation (the 'Restated Certificate'), the Company's By-laws, (the 'By-laws') and the Rights Agreement described below under the heading
'Stockholder Rights Plan', as currently in effect. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Restated Certificate, the By-laws and the Rights Agreement, which are filed as Exhibits to the Registration Statement of which this Prospectus is a part. The following descriptions of the terms of the Common Stock and the Preferred Stock set forth certain general terms and provisions of the Common Stock and the Preferred Stock to which any Prospectus Supplement may relate (the 'Applicable Prospectus Supplement').

PREFERRED STOCK

     Specific terms of any series of the Preferred Stock offered by the Applicable Prospectus Supplement will be described in the Applicable Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to the Restated Certificate and the certificate of designation (a 'Certificate of Designation') relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

     General. Under the Restated Certificate, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of up to 8,300,000 shares of Series Preferred Stock, without par value (the 'Series Preferred Stock'), in one or more series, and to fix the designations, terms, rights, restrictions and qualifications of the shares of the series including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the terms of any other Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in certain respects, from time to time before issuing the shares, any terms, rights, restrictions and qualifications of such shares.

     The Preferred Stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Applicable Prospectus Supplement. Reference is made to the Applicable Prospectus Supplement for specific terms, including: (a) the title and liquidation preference  per share of such Preferred Stock  and the number of shares offered;
(b) the price at which such Preferred Stock will be issued; (c) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (d) any redemption or sinking fund provisions of such Preferred Stock; (e) any conversion provisions of such Preferred Stock; (f) the voting rights, if any, of such Preferred Stock and (g) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

     Dividend Rights. The Preferred Stock will be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Applicable Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series may be cumulative or noncumulative, as provided in the Applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost and the Company will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date fixed by the Board of Directors. Unless dividends on all outstanding shares of series of Preferred Stock having cumulative dividend rights have been fully paid, no dividend may be paid on the Common Stock or any other class of stock ranking junior to the Preferred Stock.

     Liquidation Preferences. Unless otherwise specified in the Applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution to such series of the Preferred Stock, the amount (if any) set forth in the Applicable Prospectus
Supplement, together with any unpaid cumulative dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series and of any other series of equal preference will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series that has a liquidation preference of the full preferential amounts of the liquidation distribution to which they are entitled, the holders of each such

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
series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company. A consolidation, merger or sale of all or substantially all of the assets of the Company would not be considered a 'liquidation' within the meaning of the foregoing provisions.

     Redemption. A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the time and at the redemption prices set forth in the Applicable Prospectus Supplement. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock of the Company.

     Conversion and Exchange Rights. The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted into shares of Common Stock, or another series of Preferred Stock or any other security will be set forth in the Applicable Prospectus Supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock, the shares of another series of Preferred Stock or the amount of any other securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Applicable Prospectus Supplement.

     Voting. Unless otherwise provided in the Applicable Prospectus Supplement and except as provided below in the discussion of the $2.65 Cumulative Convertible Preferred Stock, the holders of any series of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders, the holders of Common Stock and the holders of all series of Preferred Stock voting together as one class.

     $2.65 Cumulative Convertible Preferred Stock. The Company has the authority to issue 14,386 shares of $2.65 Cumulative Convertible Preferred Stock, par value $1.00 per share (the '$2.65 Preferred Stock'), of which 6,880 such shares were outstanding on November 30, 1995. Annual cumulative dividends of $2.65 per share are payable quarterly as and if declared by the Board of Directors. The $2.65 Preferred Stock is preferred with respect to dividends to both the Series Preferred Stock and the Common Stock. Each share of $2.65 Preferred Stock is convertible at any time at the option of the holder thereof into 16.8075 shares of Common Stock, subject to adjustment in certain circumstances. The $2.65 Preferred Stock is redeemable in whole or in part at the option of the Company, at $66.00 per share plus any accrued and unpaid dividends to the redemption date. The holders of $2.65 Preferred Stock are entitled to one vote for each share held. Except as provided below, the holders of $2.65 Preferred Stock and the holders of Common Stock (and the holders of any other capital stock of the Company at the time entitled thereto) vote together as one class. The holders of the $2.65 Preferred Stock have the right to elect two directors of the Company if the equivalent of six quarterly dividends payable on the $2.65 Preferred Stock are in arrears, but whenever all arrears in dividends have been paid and dividends for the current quarter have been provided for, such holders have no right to participate in the election of directors. In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of $2.65 Preferred Stock are entitled to receive the liquidation preference of $66.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date.

     So long as any shares of $2.65 Preferred Stock are outstanding the Company cannot (a) increase the authorized amount of $2.65 Preferred Stock without the affirmative vote of the holders of at least a majority of the $2.65 Preferred Stock then outstanding or (b) create any class of stock ranking on a parity with or ranking prior to the $2.65 Preferred Stock either as to dividends or distribution of assets in liquidation, or change the preferences, powers, rights or limitations with respect to the $2.65 Preferred Stock in any material respect prejudicial to the holders thereof, without the affirmative vote of the holders of at least two-thirds of the $2.65 Preferred Stock at the time outstanding.

COMMON STOCK

     Dividends. After the requirements with respect to preferential dividends upon the Preferred Stock have been met, the holders of the Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise provided in the Applicable Prospectus Supplement or in the section of this Prospectus entitled '$2.65 Cumulative Convertible Preferred Stock', the Common Stock and the Preferred Stock (and any other capital stock of the Company at the time entitled thereto) shall vote together as one class. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to stockholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the $2.65 Preferred Stock will be, fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights.

     The transfer agent and registrar of the Common Stock is First Chicago Trust Company of New York, Jersey City, New Jersey.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     The following summary of certain provisions of the Company's Restated Certificate and By-laws does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate and the By-laws which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

     Fair Price Provisions. The Company's Restated Certificate requires approval by holders of at least 80% of the Company's outstanding voting stock for mergers and certain other corporate transactions ('Business Combinations') that involve a beneficial owner of (or person that has announced an intention to acquire) 10% or more of the voting stock of the Company (an 'Interested Stockholder'), unless
(a) the  transaction  has been  approved  by  a majority  of  certain  directors
('Continuing Directors') who constitute a majority of the entire Board of Directors of the Company at such time or (b) certain fair price criteria (the 'Fair Price Criteria') and procedural requirements are satisfied. These provisions of the Restated Certificate may be amended or repealed only by the affirmative vote of the holders of 80% or more of the stock of the Company entitled to vote in the election of directors.

     A 'Continuing Director' is any member of the Board of Directors who is not an affiliate or associate of an Interested Stockholder and was or becomes a director prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     The Fair Price Criteria require that in the event of a Business Combination in which cash or other consideration would be paid to the Company's stockholders, the aggregate amount of the cash and fair market value of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Interested Stockholder to acquire the initial 10% of such Interested Stockholder's Common Stock shares and shall be at least equal to the highest per share price paid by such Interested Stockholder in acquiring any Common Stock of the Company prior to the Business Combination.

     The Fair Price Criteria also require that the aggregate amount of cash to be received per share in such Business Combination by the holders of shares of any class of Preferred Stock shall be the greater of (a) the highest per share price paid by the Interested Stockholder in acquiring any shares of such Preferred Stock or (b) the highest preferential liquidation amount per share to which the holders of such class of Preferred Stock are entitled in the event of a voluntary or involuntary liquidation of the Company.

     Classification of Directors; Advance Notice of Nomination. The Company's Restated Certificate and By-laws provide that its Board of Directors shall be divided into three classes, each class being as nearly equal in number as possible, and that at each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire that year shall be elected for a term of three years. Within the limit of not less than 12 nor more than 18 Directors, the number of Directors is fixed by the Board of Directors. Newly created directorships and any vacancies on the Board of Directors are filled by a majority vote of the remaining Directors then in office, even if less than a quorum. Directors may be removed by the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote for the election of directors, but only for cause.

     Any stockholder intending to nominate a person for election as Director at a meeting of stockholders may do so only if written notice of the stockholder's intent to make such nomination, including certain related information specified in the By-laws, is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately proceeding annual meeting or not later than the tenth day following the date on which notice of the date of the annual meeting is first given to stockholders, whichever is earlier.

STOCKHOLDER RIGHTS PLAN

     On March 2, 1995, the Company entered into a Rights Agreement with First Chicago Trust Company of New York, as Rights Agent (the 'Rights Agreement'), which is a stockholder rights plan providing for a dividend of one Preferred Stock purchase right for each outstanding share of Common Stock of the Company (the 'Rights'). The dividend was issued to stockholders of record on the date of the adoption of the Rights Agreement, and holders of shares of Common Stock issued subsequent to that date are issued Rights with their shares. The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of the Company and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Company's Board of Directors prior to attempting a takeover and to provide the Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors.

     Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the holder thereof to purchase from the Company one one-thousandth (1/1000) of a share of Series A Participating Cumulative Preferred Stock, without par value, at a purchase price of $110 per Right, subject to adjustment (the 'Purchase Price'). In general, the Rights will not be exercisable until the earlier of (a) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being an 'Acquiring Person'), unless provisions preventing accidental triggering of the Rights apply and (b) the close of business on such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for 15% or more of the outstanding Common Shares (the earlier of such dates being called the 'Distribution Date').

     In the event the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation or 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity or 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option,
(a) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price, (b) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (c) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

     Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

     The Rights will expire at the close of business on March 2, 2005 (the 'Expiration Date'), unless earlier redeemed. At any time prior to the earlier of
(a) such time as a person or group becomes an Acquiring Person and (b) the Expiration Date, the Board of Directors may redeem the Right in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement).

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by the description of the Rights contained in the Rights Agreement.

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

     The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an 'interested stockholder' (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a 'business combination' (as defined in Section 203) with the Company (or its majority-owned subsidiaries) for three years following the date such person became an interested stockholder unless (a) before such person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (c) following the transaction in which such person became an interested stockholder, the business combination is approved by the Company's Board of Directors and approved at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting stock not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the Company and a Person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers or through agents. Such underwriters may include J.P. Morgan Securities Inc., Goldman, Sachs & Co. and Smith Barney Inc. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, which may include the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the net proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more firms acting as underwriters, as designated. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of any Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers, as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Offered Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable Prospectus Supplement.

     In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make with respect thereto. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the issuance of the Offered Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing in the Company's Current Report on Form 8-K dated as of December 20, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the nine-month periods ended September 30, 1995 and 1994, incorporated herein by reference, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because their report is not a 'report' or a 'part' of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements and schedules of OSi Specialties Holding Company and subsidiaries at December 31, 1994 and 1993 and for the year ended December 31, 1994, and the period from July 1, 1993, through December 31, 1993, incorporated by reference in the Company's Current Report on Form 8-K/A dated as of December 20, 1995, and incorporated herein by reference have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements and schedule of the Worldwide Silicone Business of Union Carbide Corporation (the predecessor company of OSi Specialties Holding Company) for the six-month period ended June 30, 1993, incorporated by reference in the Company's Current Report on Form 8-K/A dated as of December 20, 1995, and incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein. Such combined financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement...................................   $100,000
Legal Fees and Expenses.................................................     35,000
Accounting Fees and Expenses............................................     25,000
Trustee's Fees and Expenses.............................................     10,000
Blue Sky Fees and Expenses..............................................     10,000
Printing and Engraving Fees.............................................     15,000
Miscellaneous...........................................................     10,000
                                                                           --------
     Total..............................................................   $205,000
                                                                           --------
                                                                           --------

     All of the above amounts, other than the filing fee, are estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware reads as follows:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (i) by the board of directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes for this section, references, to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of

     Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees).

     Article VII of the Registrant's By-laws provides as follows:

          Section 6. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In this connection, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of an employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (iii) by independent legal counsel in a written opinion if a majority of a quorum consisting of directors who were not parties to such action, suit, or proceeding so directs, or (iv) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an employee or agent in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of an employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by or granted pursuant to the provisions of this section shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Article XI of the Company's Restated Certificate provides as follows:

          (a) The Company shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), each director or officer (including each former director or officer) of the Company who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a 'Proceeding'), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter referred to as a 'Representative'), whether the basis of such proceeding is alleged action or failure to take action in an official capacity as a Representative or in any other capacity while serving as a Representative, against any and all expenses (including attorneys' fees and disbursements), liabilities, (including judgments, fines, excise taxes and penalties imposed under or in connection with obligations under the Employee Retirement Income Securities Act of 1974, as amended), amounts paid in settlement, and amounts expended in seeking indemnification granted to such person under applicable law, the By-laws or any agreement with the Company, actually and reasonably incurred by such persons in connection with such Proceeding.

          (b) The Company shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer (including each former director or officer) of the Company in connection with the investigation, defense, settlement or appeal of any Proceeding to which such person is a party to or a witness in or is threatened to be a party to or a witness in, or is otherwise involved in, regarding such person's service as a Representative in advance of the final disposition of such Proceeding. The expenses incurred by such director or officer in his capacity as a Representative of the Company shall be paid by the Company in advance of the final disposition of such Proceeding only upon receipt by the Company of an undertaking by or on behalf of such person to repay all amounts advanced if it shall be determined ultimately that such person is not entitled to be indemnified under this Article XI or otherwise.

          (c) The rights of indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may have or hereafter be entitled under any statute, provision of the Restated Certificate of Incorporation or By-laws of the Company, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Representative of the Company and shall inure to the benefit of the heirs, executors and administrators of such person. The rights conferred in this
     Article XI shall be contract rights.

          (d) If any claim under this Article XI is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be also paid the expense of prosecuting such claims. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          (e) The Company may purchase and maintain insurance on behalf of any Representative, employee or agent of the Company against any liability asserted against or incurred by such person in any capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article XI.

          (f) The Board, without approval of the stockholders, shall have the power to borrow money on behalf of the Company, including the power to pledge the assets of the Company, from time to time to discharge the Company's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article XI.

          (g) For purposes of this Article, references to the 'Company' shall include, in addition to the resulting corporations, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Representatives so that any person who is or was a Representative of such constituent corporation shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (h) The Board is authorized to enter into a contract with any Representative, employee or agent of the Company providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article XI.

          (i)  Any amendment,  repeal or modification  of any  provision of this
     Article XI by the stockholders or the directors of the Company shall not adversely affect any right of protection of a Representative of the Company under this Article XI existing at the time of such amendment, repeal or modification.

          (j) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

          (k)  A director of the  Company shall not be  personally liable to the
     Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

ITEM 16. EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:

 1.1*     -- Form of Underwriting Agreement for the Senior Debt Securities and the Subordinated Debt Securities.
 1.2*     -- Form of Underwriting Agreement for the Preferred Stock and the Common Stock.
 3.1      -- Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the
             Company's Form 10-Q for the Quarter ended March 31, 1994).
 3.2      -- By-laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the
             Quarter ended March 31, 1994).
 4.1(a)   -- Form of Indenture relating to Senior Debt Securities (incorporated by reference to Exhibit 4(a) to
             Registration Statement No. 33-58066, filed with the Commission on February 10, 1993).
 4.1(b)   -- Form of Indenture relating to Subordinated Debt Securities.
 4.2(a)   -- Form of Senior Debt Securities (included in Exhibit 4.1(a)).
 4.2(b)   -- Form of Subordinated Debt Securities (included in Exhibit 4.1(b)).
 4.5      -- Rights Agreement dated as of March 2, 1995, between the Company and First Chicago Trust Company of New
             York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Report on Form 8-K/A filed with the Commission on March 3, 1995).
 5        -- Opinion of Cravath, Swaine & Moore.
12        -- Statement re computation of ratios.
15        -- Letter re unaudited interim financial information.
23.1      -- Consent of Cravath, Swaine & Moore (included in Exhibit 5).
23.2      -- Consent of Ernst & Young LLP.
23.3      -- Consent of Arthur Andersen LLP.
23.4      -- Consent of KPMG Peat Marwick LLP.
24        -- Powers of Attorney (included on page II-8 as a part of the signature pages hereto).
25        -- Form T-1 Statement of Eligibility and Qualification of the Senior Trustee.

------------

* To be filed

ITEM 17. UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

             (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (A) To include any prospectus required by Section 10(a)(3) of the Securities Act unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or
           Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
           424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

                (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The undersigned Registrant hereby, undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, State of Connecticut, on December 20, 1995.

                                          WITCO CORPORATION,

                                                      /s/ WILLIAM R. TOLLER
                                          By:  .................................
                                                     WILLIAM R. TOLLER
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

     We, the undersigned officers and directors of WITCO CORPORATION, hereby severally constitute and appoint William R. Toller, Michael D. Fullwood and Dustan E. McCoy, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, to execute in our name and behalf any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the 20th day of December, 1995.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on December 20, 1995.

                SIGNATURE                                                   TITLE
------------------------------------------  ---------------------------------------------------------------------
PRINCIPAL EXECUTIVE OFFICERS:

          /s/ WILLIAM R. TOLLER             Chairman of the Board, Chief Executive Officer and Director
 .........................................
           (WILLIAM R. TOLLER)

          /s/ WILLIAM E. MAHONEY            Vice Chairman, Chief Operating Officer and Director
 .........................................
           (WILLIAM E. MAHONEY)

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

         /s/ MICHAEL D. FULLWOOD            Executive Vice President and Chief Financial Officer
 .........................................
          (MICHAEL D. FULLWOOD)

DIRECTORS:

           /s/ WILLIAM J. ASHE              Director
 .........................................
            (WILLIAM J. ASHE)

           /s/ SIMEON BRINBERG              Director
 .........................................
            (SIMEON BRINBERG)

                SIGNATURE                                                   TITLE
------------------------------------------  ---------------------------------------------------------------------
           /s/ WILLIAM G. BURNS             Director
 .........................................
            (WILLIAM G. BURNS)

           /s/ WILLIAM R. GRANT             Director
 .........................................
            (WILLIAM R. GRANT)

          /s/ RICHARD M. HAYDEN             Director
 .........................................
           (RICHARD M. HAYDEN)

            /s/ HARRY G. HOHN               Director
 .........................................
             (HARRY G. HOHN)

         /s/ L. JOHN POLITE, JR.            Director
 .........................................
          (L. JOHN POLITE, JR.)

            /s/ DAN J. SAMUEL               Director
 .........................................
             (DAN J. SAMUEL)

           /s/ BRUCE F. WESSON              Director
 .........................................
            (BRUCE F. WESSON)

           /s/ WILLIAM WISHNICK             Director
 .........................................
            (WILLIAM WISHNICK)

                                 EXHIBIT INDEX

EXHIBIT                                                                                               SEQUENTIALLY
 NUMBER                                            EXHIBIT                                            NUMBERED PAGE
--------  -----------------------------------------------------------------------------------------   -------------
 1.1*     --Form  of  Underwriting  Agreement for the  Senior Debt Securities  and the Subordinated
            Debt Securities........................................................................
 1.2*     --Form of Underwriting Agreement for the Preferred Stock and the Common Stock............
 3.1      --Restated Certificate  of Incorporation of  the Company (incorporated  by  reference  to
            Exhibit 3(i) to the Company's Form 10-Q for the Quarter ended March 31, 1994)..........
 3.2      --By-laws  of  the Company  (incorporated by reference to  Exhibit 3(ii) to the Company's
            Form 10-Q for the Quarter ended March 31, 1994)........................................
 4.1(a)   --Form  of  Indenture relating to  Senior Debt Securities  (incorporated by reference  to
            Exhibit  4(a)  to Registration  Statement No.  33-58066, filed  with the  Commission on
            February 10, 1993).....................................................................
 4.1(b)   --Form of Indenture relating to Subordinated Debt Securities.............................       41
 4.2(a)   --Form of Senior Debt Securities (included in Exhibit 4.1(a))............................
 4.2(b)   --Form of Subordinated Debt Securities (included in Exhibit 4.1(b))......................
 4.5      --Rights Agreement  dated as of  March 2, 1995,  between the Company  and  First  Chicago
            Trust  Company of New York, as Rights Agent  (incorporated by reference to Exhibit 1 to the Company's Report on Form 8-K/A filed with the Commission of March 3, 1995).........
 5        --Opinion of Cravath, Swaine & Moore.....................................................       124
12        --Statement re computation of ratios.....................................................       126
15        --Letter re unaudited interim financial information......................................       127
23.1      --Consent of Cravath, Swaine & Moore (included in Exhibit 5).............................
23.2      --Consent of Ernst & Young LLP...........................................................       128
23.3      --Consent of Arthur Andersen LLP.........................................................       129
23.4      --Consent of KPMG Peat Marwick LLP.......................................................       130
24        --Powers of Attorney (included on page II-8 as a part of the signature pages to the
            Registration Statement)................................................................
25        --Form T-1 Statement of Eligibility and Qualification of the Senior Trustee..............       131

------------

*  To be filed